UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 3, 2008 (August 27, 2008)

China Industrial Waste Management, Inc.
(Exact name of registrant as specified in its charter)

Nevada	002-95836-NY	13-3250816
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

China Industrial Waste Management, Inc.
c/o Dalian Dongtai Industrial Waste Treatment Co., Ltd
No. 1 Huaihe West Road
E-T-D-Zone, Dalian, China 116600
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 011-86-411-85811229

N/A
(Former Name and Address if changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On August 27, 2008, we entered into identical subscription agreements with seven investors in connection with the transactions described under Item 3.02 of this Current Report.

Item 3.02	Unregistered Sales of Equity Securities.

On August 27, 2008, we sold an aggregate of 51 units of our securities to a group of institutional and accredited investors lead by Ancora Greater China Fund, in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on exemptions provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act. Each unit was sold for a purchase price of $60,000 and consisted of (a) 20,000 shares of our common stock, (b) one Class A common stock purchase warrant to purchase 10,000 shares of our common stock until September 30, 2011, at an exercise price of $3.50 per share, and (c) one Class B common stock purchase warrant to purchase 10,000 shares of our common stock until September 30, 2011, at an exercise price of $4.50 per share. We issued the units pursuant to the terms of the subscription agreements referred to in Item 1.01 of this Current Report.

In connection with our sale of the units:

•	we received gross proceeds of $3,060,000 which we intend to use primarily to construct new facilities, for professional fees and for working capital,
•
Dong Jinqing, our president agreed to place 333,333 shares of our common stock owned by him into escrow pending our results of operations for the fiscal years ending December 31, 2008 and 2009; at which time the shares will be disbursed (i) to Mr. Dong to the extent that we meet the financial performance criteria set forth in the escrow agreement or (ii) to the investors, pro-rata, in the event we do not meet such criteria,

•
we agreed to file a registration statement with the SEC to permit the investors to resell the common stock included in their units and to pay the investors liquidated damages at the rate of 1% of the amount of their investment per month, up to a maximum of 10%, to the extent the registration statement is not timely filed or diligently pursued,

•
we agreed to establish a board of directors, a majority of whose members will be “independent” within the meaning of Nasdaq Marketplace Rule 4200(15); and $650,000 from the proceeds we received will be held in escrow until this requirement is satisfied,

•
we agreed to engage an accounting consultant to assist us with the presentation and delivery of financial reports and related information; and $100,000 from the proceeds we received will be held in escrow until this requirement is satisfied, and

•	our executive officers agreed not to sell any of our securities which they own or may acquire, for a period of one year from the effective date of the resale registration statement to be filed by us.

As compensation for their services we paid the placement agent a commission equal to 7% of the gross proceeds received from the investors ($214,200), a non-accountable expense allowance equal to 2% of the gross proceeds ($61,200), and $10,000 in legal fees of the placement agent’s counsel and we agreed to issue to the placement agent, warrants to purchase units identical to the units sold to the investors, on the basis of warrants to purchase one unit for each ten units sold to investors, exercisable until September 30, 2011 at an exercise price equal to 120% of the unit price paid by investors. Subject to the sale of 45 units, we also agreed to issue the placement agent 150,000 shares of our common stock and five-year warrants to purchase an aggregate of 300,000 shares of common stock, exercisable at prices ranging from $3.50 per share to $5.00 per share. The placement agent has also entered into an agreement whereby they have agreed not to seek registration of our equity securities issuable to them, and to limit their resale of those securities. Contemporaneous with the offering, the Company and the placement agent entered into an amendment to their Business Advisory Agreement dated February 4, 2008, which extended the term of the Business Advisory Agreement until May 4, 2009 and in which the placement agent waived its receipt of the equity compensation component under the Business Advisory Agreement (other than 50,000 shares of common stock which had previously been issued to the placement agent).

We had reasonable grounds to believe that each investor was an "accredited investor" within the meaning of Rule 501 of Regulation D. In addition, each investor was provided access to business and financial about us and represented that it had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the units. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Securities Act of 1933 and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions.

In addition, effective September 1, 2008, we entered into an agreement with Hayden Communications International, Inc. to provide us with investor relations and related services for a period of one year in consideration for which we have agreed to pay Hayden a fee equal to $9,000 per month and issue Hayden 6,000 shares of our unregistered common stock per quarter (and 6,000 shares contingent upon the occurrence of certain events described in the agreement).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Subscription Agreement
10.2	Form of Common Stock Purchase Warrant
10.3	Placement Agency Agreement dated August 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Dong Jinqing
Name: Dong Jinqing
Title: Chief Executive Officer

Date: September 3, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Subscription Agreement
10.2	Form of Common Stock Purchase Warrant
10.3	Placement Agency Agreement dated August 27, 2008